UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2005

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 7, 2005, Teradyne, Inc. (the “Company”) committed to a restructuring plan (the “Plan”) as part of an ongoing effort to lower expenses. Pursuant to the Plan, the Company will be:

•	Terminating approximately 320 employees from the Company’s Connection Systems and Assembly Test divisions;

•	Vacating a facility leased by the Company’s Assembly Test division in Poway, CA.

The Plan is expected to be completed in the first quarter of 2005.

As a result of the Plan, the Company expects to incur approximately $11.0 million in charges in the first quarter of 2005, consisting of:

	Cash Expenditures	Non-Cash Expenditures	Total Expenditures
	(in thousands)
Severance and related employee benefits	$7,000	$—	$7,000
Remaining lease obligations	2,500	—	2,500
Asset impairment charges	—	600	600
Other charges	900	—	900

Total charges	$10,400	$600	$11,000

Safe Harbor Statement

This Form 8-K contains statements regarding expected reductions in cost and expenses, consolidation of facilities and operations, vacating of facilities, timing of commencement and completion of the restructuring plan, disposal of certain real property holdings, elimination of positions, total charges, the breakdown of total charges and residual obligations which are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Teradyne’s actual costs, expenses and results to differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those presently expected include, but are not limited to, uncertainties as to the effects of the restructuring plan, difficulties by management in successfully implementing the restructuring plan, the need for additional or corrective actions, unanticipated delays in the implementation of the restructuring plan, unanticipated costs and expenses relating to the implementation of the restructuring plan, real estate market conditions, adverse changes in general economic or market conditions, declines in Teradyne’s revenues and earnings, timing and volume of orders and shipments, reduced bookings and reliability and quality issues. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including, but not limited to, Teradyne’s annual report on Form 10-K for the period ending December 31, 2003 and quarterly reports on Form 10-Q including that for the quarter ended October 3, 2004. The “forward-looking statements” included herein are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: January 11, 2005	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer